Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CIENA CORPORATION

Ciena Corporation, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

1. The corporation was originally incorporated under the name “Hydralite Incorporated”, and the date of filing of the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware is November 2, 1992. A Restated Certificate of Incorporation was filed on April 8, 1994, a Second Restated Certificate of Incorporation was filed on December 20, 1994, and a Third Restated Certificate of Incorporation was filed on December 20, 1995 (the “Third Restated Certificate of Incorporation”).

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Third Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented.

3. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and approved by the stockholders at the regularly scheduled annual meeting of the stockholders of said corporation.

4. The text of the Third Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST:  The name of the corporation is Ciena Corporation (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

FOURTH:  The Corporation shall have the authority to issue two classes of shares to be designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of stock that the Corporation shall have the authority to issue is 310,000,000 shares of capital stock, par value $0.01 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 20,000,000, par value $0.01 per share. The total number of shares of Common Stock which the Corporation shall have the authority to issue is 290,000,000, par value $0.01 per share.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, the liquidation preferences and the other preferences, powers, rights, qualifications, limitations and restrictions of any wholly unissued class or series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them.

The Board of Directors is further authorized to increase or decrease the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolutions of the Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:  RESERVED.

SIXTH:  The following provisions are inserted for purposes of the management of the business and conduct of the affairs of the Corporation and for creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a) (1) The number of directors shall initially be set at nine and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes consisting of two or more directors each, with the term of office of the first class (Class I) to expire at the 1998 annual meeting of stockholders; the term of office of the second class (Class II) to expire at the 1999 annual meeting; the term of office of the third class (Class III) to expire at the 2000 annual meeting; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. The initial allocation of existing directors among the classes shall be made by determination of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH Section (a)(iii) below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

(2) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section (a)(i) above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

(b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

(c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation, as restated from time to time, or by the bylaws) shall be vested in and exercised by the Board of Directors.

(d) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(e) Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent of all of the shares entitled to cast votes at the meeting.

(f) The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

SEVENTH:  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Articles SIXTH, SEVENTH, EIGHTH and NINTH.

EIGHTH:  To the fullest extent permitted by the Delaware General Corporation Law, no director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in this article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under § 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In the event the Delaware General Corporation Law is amended after the date hereof so as to authorize corporate action further eliminating or limiting the liability of directors of the Corporation, the liability of the directors shall thereupon be eliminated or limited to the maximum extent permitted by the Delaware General Corporation Law, as so amended from time to time.

NINTH:  The Corporation shall indemnify any person:

(a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good-faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe such person’s action was unlawful, or

(b) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The rights conferred on any director of the Corporation under this Article NINTH shall inure to the benefit of any entity that is affiliated with such director and that is a stockholder of the Corporation.

Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specified case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors of a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article NINTH. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The indemnification and advancement of expenses provided by or granted pursuant to, this Article NINTH shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising our of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article NINTH.

For purposes of this Article NINTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article NINTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

For purpose of this Article NINTH, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article NINTH.

The indemnification and advancement of expenses provided by, or granted pursuant to this Article NINTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

IN WITNESS WHEREOF, the undersigned do execute this Certificate and affirm and acknowledge, under penalties of perjury, that this Certificate are their act and deed and that the facts stated herein are true, this 27th day of March, 2008.

/s/ Gary B. Smith
Gary B. Smith
President and Chief Executive Officer

Attest:

/s/ Russell B. Stevenson, Jr.
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel
and Secretary

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